EXHIBIT 99.1

EL PASO
ENERGY [LOGO]                                                     NEWS
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El Paso Energy Corporation
P.O. Box 2511
Houston, Texas 77252-2511

FOR IMMEDIATE RELEASE


         EL PASO ENERGY CORPORATION AND SONAT INC. COMPLETE MERGER, CREATE THE LARGEST NATURAL GAS PIPELINE SYSTEM IN NORTH AMERICA

     HOUSTON, TEXAS, OCTOBER 25, 1999-El Paso Energy Corporation (NYSE:EPG) and Sonat Inc. (NYSE:SNT) completed their $6 billion merger today. As previously announced, El Paso Energy has agreed to divest its 100-percent ownership in East Tennessee Natural Gas Company, Sonat's 100-percent ownership of Sea Robin Pipeline Company, and Sonat's one-third interest in Destin Pipeline Company, L.L.C. following the merger.
          Today's transaction creates a natural gas transmission system comprising over 40,000 miles, the largest natural gas transmission system in North America, both in terms of throughput and miles of
     pipeline.   El  Paso  Energy's  pipeline systems  will  transport  12.4 billion cubic feet of natural gas-fully one quarter of the natural gas volumes transported in the United States each day.
          "El Paso Energy has experienced tremendous growth since going public in 1992," said William A. Wise, president and chief executive officer of El Paso Energy. "From approximately $1 billion in assets seven years ago, we have built a company with an asset value in excess of $15 billion-an achievement recognized by Fortune magazine, which recently named El Paso Energy to its list of the 100 Fastest Growing Companies in America. We are proud of our success and what it means
     for   our   shareholders.   El  Paso  and  Sonat  have   geographically
     complementary  energy  assets,  similar  operating  strategies,  and  a results-oriented work force. These factors will support a smooth transition as we write the next chapter in our corporate history."
          El Paso Energy offers a comprehensive array of energy services, including natural gas transmission, merchant services, field services,
     gas   and  oil  production,  and  international  energy  infrastructure
     development.   Interstate  natural gas transmission  services  will  be
     provided by the Eastern Pipeline Group and El Paso Natural Gas Company. The Eastern Pipeline Group is comprised of Tennessee Gas Pipeline Company, subsidiary Midwestern Gas Transmission, and Southern Natural
     Gas  Company.   The Eastern Pipeline Group represents 30,000  miles  of
     pipeline serving dynamic market areas in the eastern half of the United States. El Paso Natural Gas Company and its subsidiary Mojave Pipeline Company include 10,200 miles of pipeline transporting natural gas from New Mexico, Texas, Oklahoma, and Colorado to markets in California, the southwestern United States, and northern Mexico.
          The   Production,  Power,  and  Gas  group  integrates  El  Paso's
     production,  power  generation,  and merchant  activities.   The  group
     consists of two companies-El Paso Merchant Energy Company, which manages El Paso Energy's merchant and power generation activities, and the newly formed El Paso Production Company, which is focused on profitably managing the company's oil and natural gas reserves. El Paso Merchant Energy owns or has interests in 5,500 megawatts of power generation and is a top-ranked natural gas and power marketer. El Paso Production currently has 1.4 trillion cubic feet equivalent of domestic natural gas reserves.
          El Paso Field Services Company will continue providing midstream services to the production community. El Paso Field Services manages the company's non-regulated gathering, processing, and intrastate transmission business and serves as general partner of Leviathan Gas Pipeline Partners, L.P., the largest gatherer of natural gas in the Gulf of Mexico. In addition, the company provides producer financing through its recent acquisition of EnCap Investments L.C. El Paso Field Services owns and operates approximately $1.7 billion in assets including 60 pipeline systems, 16 processing plants, and 8 offshore platforms.
          The development of international energy projects will remain under El Paso Energy International Company. The company currently holds interests in assets on five continents, including approximately 4,500 miles of pipeline and 7,600 megawatts of power generation.
          Extensive pre-closing preparations will enable the companies' businesses to be integrated promptly. "El Paso has an extremely successful track record of integrating new assets into our existing holdings-a track record we will continue to uphold as we combine the El Paso and Sonat holdings following this merger," said Mr. Wise. "The exploration and production assets acquired through the merger will provide added flexibility for both our pipeline and power generation
     facilities.   To  complete  our  integration  strategy,  El  Paso  will
     continue developing and acquiring power generation facilities, many  on
     or   near  our  pipeline  systems,  to  maximize  throughput   on   our
     transmission systems. Additionally, our field services segment will gather and transport the necessary supplies to interstate pipelines, and we will continue to export our pipeline and power expertise to the international marketplace."
          The  combined  company will retain the El Paso Energy  Corporation
     name  and  be  headquartered in Houston, Texas.   The  headquarters  of
     Southern Natural Gas Company will remain in Birmingham, Alabama, and El Paso Natural Gas Company will remain in El Paso, Texas. William A. Wise, previously chairman, president and chief executive officer of El Paso Energy, will continue as president and chief executive officer of the new company. Ronald L. Kuehn, Jr., who has been chairman, president, and chief executive officer of Sonat, is now the chairman of
     the  board for the combined company until December 31, 2000.   El  Paso
     Energy will replace Sonat Inc. in the Standard & Poor's 500 Index following the merger.
          For  additional  information  on  today's  merger,  including   an
     electronic   press   kit,  visit  El  Paso   Energy's   web   site   at
     www.epenergy.com.  A video news release is also available.   Times  and
     coordinates for the video news release are as follows:
      Feed Date: Monday, October 25, 1999, Feed Time: 3:15-3:30 PM ET
      Coordinates: C-Band: Telstar 6 (C)/Transponder 8 /Audio 6.2 and 6.8 Re-Feed Date: Tuesday, October 26, 1999, Re-Feed Time: 10:45-11:00 AM ET
      Coordinates: C-Band: Telstar 4 (C) /Transponder 23 /Audio 6.2 and 6.8
      Format: Pkg, SOTs, B-roll. For technical information on the video news release, contact Medialink at 212-682-8300 or 800-843-0677.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          ---------------------------------------------------------

          This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this release. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the company's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

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Contacts:
Investor Relations:                  Public Relations:
Bruce L. Connery                     Norma F. Dunn
Vice President                       Senior Vice President
Office:  713-420-5855                Office:  713-420-3750
Fax:  713-420-4417                   Fax:  713-420-3632